Exhibit 99.1

CONTACT:

Jane F. Casey
Chief Financial Officer
(203) 661-1926 ext. 6619

VISALUS FOUNDERS AGREE IN PRINCIPLE TO ACQUIRE MAJORITY OF VISALUS
BLYTH, INC. WILL RETAIN 10% STAKE
Transaction Will Extinguish 2017 Redemption Obligation

GREENWICH, CT, September 2, 2014: Blyth, Inc. (NYSE: BTH), a leading designer and marketer of candles and other home accessories as well as health & wellness products sold through the direct selling and direct marketing channels, today announced that it and the Founders and certain other preferred stockholders of its ViSalus network marketing subsidiary have reached an agreement in principle whereby the Founders and those other preferred stockholders will exchange their shares of Redeemable Convertible Preferred Stock of ViSalus for shares of ViSalus Common Stock. Presently, Blyth has an 80.9% ownership interest in ViSalus and ViSalus’s Founders and its other preferred stockholders own the remaining 19.1%. The exchange of ViSalus Redeemable Convertible Preferred Stock for ViSalus Common Stock will dilute Blyth’s ownership of ViSalus to approximately 10% and increase the ownership interest of ViSalus’s Founders and other stockholders to approximately 90%. In addition, the transaction will extinguish the obligation of ViSalus to redeem the ViSalus Redeemable Convertible Preferred Stock on December 31, 2017 for an aggregate price of $143.2 million which obligation is presently guaranteed by Blyth.

Commenting on the transaction, Robert B. Goergen, Jr., Blyth’s CEO, said, “We are delighted to be embarking on a transaction that will not only better position ViSalus to undertake the important business initiatives necessary to grow its business, but will also allow Blyth to retain an investment in the health and wellness category which we continue to believe holds significant potential for future growth. We are encouraged by the steps already taken by the Founders of ViSalus and its executive leadership team to identify and implement actions geared to profitably grow its business in the future.”

In connection with the completion of this transaction, Blyth expects to enter into an amendment to the indenture governing its 6.00% Senior Notes due 2017 whereby the maturity date for the notes will be accelerated to the earlier of (i) six (6) months from the date of the transaction and (ii) the date, if any, that Blyth consummates a new financing.

In addition, as a result of its reduced ownership in ViSalus, Blyth will no longer consolidate its results in Blyth’s financial statements; rather, its investment will be reflected utilizing cost method accounting treatment.

The agreement in principle described in this release is non-binding and its implementation is subject to a number of conditions, including entry into definitive agreements with respect to the exchange of shares described above and the amendment to the indenture governing Blyth’s 6.00% Senior Notes due 2017.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a direct to consumer business focused on the direct selling and direct marketing channels in twenty-one countries. It designs and markets candles and accessories for the home through the direct selling channel as well as health, wellness and beauty products, household convenience items and personalized gifts through the catalog/Internet channel. Its products are sold direct to the consumer under the PartyLite® brand and to consumers in the catalog/Internet channel under the Miles Kimball®, Walter Drake®, Easy Comforts®, As We Change® and Exposures® brands.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not assurances of future performance and can be identified by the fact that they do not relate to statements of historical or current facts. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events or performance and underlying assumptions. Forward-looking statements often include words such as “anticipates,” “will,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words of similar substance in connection with discussions of future operating or financial performance. Examples of forward-looking statements in this press release include, among others, those related to the ability to complete the proposed transaction between Blyth and ViSalus, ViSalus’s prospects for future growth and Blyth’s potential for future growth in the health and wellness category.

Blyth’s forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of Blyth’s business, strategies, plans and performance, the economy and other future conditions and future events, circumstances and results. Because forward-looking statements relate to the future, they are inherently susceptible to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results and financial condition could differ materially from those expressed or implied in our forward-looking statements. Important factors that could cause our actual results to differ materially from the forward-looking statements include those set forth under “Risk Factors” in Blyth’s most recently filed Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and other filings with the Securities and Exchange Commission.

For the reasons set forth above, investors should not place undue reliance on forward-looking statements. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made, even if subsequently made available by us on our website or otherwise. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances or new information that exists after the day on which they are made, except as provided by law.

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